EXHIBIT 23(b)





                       CONSENT OF INDEPENDENT ACCOUNTANTS



Peoples Federal Savings and Loan
Association of Massillon
211 Lincoln Way East
Massillon, Ohio  44646


     We consent to the incorporation by reference in this Registration Statement of Peoples Financial Corporation on Form S-8 of our report dated December 5, 1996, on the consolidated balance sheet of Peoples Federal Savings and Loan Association as of September 30, 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the two years ended September 30, 1995.



                                            HALL, KISTLER & COMPANY LLP


Canton, Ohio
February 21, 1997